UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On September 9, 2019, Ichor Holdings, Ltd. (the “Company”) announced the hiring of Larry J. Sparks as Chief Financial Officer (“CFO”). Mr. Sparks is expected to commence employment with the Company on October 7, 2019. Mr. Sparks will take over this role from Jeff Andreson, who was promoted to president of Ichor in April 2019.

Mr. Sparks, 58, brings to Ichor over 25 years of financial leadership experience in the semiconductor capital equipment industry. Mr. Sparks joins Ichor from Applied Materials, Inc. where he has served in various financial management, controller and operational roles since 1994. Most recently Mr. Sparks served as vice president finance, silicon worldwide operations, heading the finance organization responsible for supporting worldwide operations activities for the Semiconductor Solutions Group. Previous roles at Applied Materials included vice president finance and segment CFO of the Inspection Products and Display businesses, as well as earlier corporate and divisional controller positions and as vice president finance of Applied Global Services. From 2006 until 2007, Mr. Sparks left Applied Materials to become vice president finance of FormFactor, Inc., and prior to joining Applied Materials he served in various finance roles at Unisys Corporation from 1985 until 1994. Mr. Sparks earned his B.A. in Business Economics at the University of California, Santa Barbara, and his M.B.A. at the University of Southern California.

The Company’s wholly-owned subsidiary, Ichor Systems, Inc., and Mr. Sparks have entered into an “at will” employment offer letter effective August 26, 2019. Pursuant to the offer letter, Mr. Sparks will be (i) paid an annual base salary of $405,000, (ii) paid a one-time sign-on bonus of $200,000, payable in the first quarter of 2020, subject to certain conditions, (iii) eligible to earn an annual cash bonus targeted at 65% of his base salary, (iv) granted restricted stock units and stock options representing fair values of $980,000 and $420,000, respectively, and (v) eligible to participate in health and welfare benefit programs offered to other Company employees.

There are no family relationships between Mr. Sparks and any director, executive officer, or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Sparks that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The above summary of Mr. Sparks’ employment offer letter does not purport to be complete and is qualified in its entirety by the employment offer letter, a copy of which is attached hereto as Exhibit 10.1.

A copy of the press release announcing Mr. Sparks’ appointment as Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated August 23, 2019, between Ichor Systems, Inc. and Larry J. Sparks.

99.1	Press Release, dated September 9, 2019, announcing Mr. Sparks’ appointment as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: September 9, 2019	/s/ Jeffrey Andreson
Name: Jeffrey Andreson
Title: President and Chief Financial Officer